Exhibit 99.1

            VCA Antech, Inc. Reports Third Quarter Results

    LOS ANGELES--(BUSINESS WIRE)--Oct. 25, 2005--VCA Antech, Inc.
(NASDAQ NM: WOOF):

    --  Third quarter diluted earnings per common share increased
        23.8% to $0.26.

    --  Third quarter revenue increased 25.0% to $229.2 million.

    Our company, VCA Antech, Inc. (NASDAQ NM: WOOF), a leading animal healthcare company in the United States, today reported financial results for its third quarter ended September 30, 2005 as follows: revenue increased 25.0% to $229.2 million; operating income increased 20.1% to $44.1 million; net income increased 28.3% to $22.3 million; and diluted earnings per common share increased 23.8% to $0.26.
    We also reported our financial results for the nine months ended September 30, 2005 as follows: revenue increased 25.1% to $622.7 million; operating income increased 19.0% to $125.9 million; reported net income was $50.8 million; and reported diluted earnings per common share was $0.61.
    Reported net income and reported diluted earnings per common share for the nine months ended September 30, 2005 included an after-tax charge of $11.5 million, or $0.13 per diluted common share, for debt retirement costs related to the refinancing of our senior term notes and the repurchase of our 9.875% senior subordinated notes. Reported net income and reported diluted earnings per common share for the nine months ended September 30, 2004 included an after-tax credit for certain significant items in the net amount of $646,000. Excluding these items from the nine months ended September 30, 2005 and 2004, adjusted net income increased 25.5% to $62.3 million and adjusted diluted earnings per common share increased 23.3% to $0.74.
    Bob Antin, Chairman and CEO, stated, "We had another excellent and productive quarter marked by continued growth in our core businesses and the completion of the Pet's Choice, Inc. merger on July 1, 2005. Also during the quarter we made a pre-payment of $35.0 million on our senior term notes. Consolidated revenue increased 25.0% to $229.2 million and diluted earnings per common share increased 23.8% to $0.26.
    "Our laboratory internal revenue growth for the third quarter of 2005 was 11.6%, generating a 12.9% increase in laboratory gross profit and an increase in laboratory gross profit margins to 44.3% compared to 43.8% in the comparable prior year quarter. Our laboratory operating margins increased to 37.9% compared to 37.6% in the third quarter of 2004.
    "The integration of the Pet's Choice animal hospitals is proceeding well and we are pleased that the operating results for the Pet's Choice animal hospitals were in line with our expectations. Our consolidated animal hospital revenue for the third quarter of 2005 grew 23.0%, generating a 24.2% increase in animal hospital gross profit and an increase in animal hospital gross profit margins to 20.4% compared to 20.2% in the comparable prior year quarter. Our animal hospital same-store revenue growth for the third quarter of 2005, adjusted for one less business day, was 6.5% and our same-store gross profit margins increased to 21.6% compared to 20.4% in the comparable prior year quarter. Our consolidated animal hospital operating margins increased to 17.9% compared to 17.7% in the third quarter of 2004."

    Non-GAAP Financial Measures

    We believe investors' understanding of our total performance is enhanced by disclosing adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per common share. We define adjusted net income, adjusted operating income, adjusted operating margin and adjusted diluted earnings per common share as the reported items, adjusted to exclude certain significant items. For the periods presented in this press release, the only significant item that was excluded from adjusted operating income and adjusted operating margin was a litigation settlement reimbursement recognized during the first quarter of 2004 as a result of the Company settling a claim with its insurance company. The only significant items excluded from adjusted net income were the litigation settlement reimbursement recognized during the first quarter of 2004, debt retirement costs incurred during the second quarter of 2004, and debt retirement costs incurred during the second quarter of 2005. Adjusted diluted earnings per common share is adjusted net income divided by diluted common shares outstanding.
    Management uses adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per common share because they exclude the effect of the litigation settlement reimbursement and debt retirement costs and related expenses that we believe are not representative of our core operations for the periods presented. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of our future performance and related trends.
    There is a material limitation associated with the use of these non-GAAP financial measures: adjusted operating income and adjusted operating margin exclude the impact of significant items (in this case, the litigation settlement reimbursement) on current performance; and adjusted net income excludes the impact of significant items (in this case, the litigation settlement reimbursement and debt retirement costs and related expenses) on current performance; and adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.
    To compensate for the limitations in the non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled "Supplemental Operating Data."

    Conference Call

    We will discuss our company's third quarter 2005 financial results during a conference call today, October 25, 2005 at 4:30 p.m. Eastern Time. You can access a live broadcast of the call by visiting our website at http://investor.vcaantech.com. You can also access the call via telephone by dialing (800) 289-0496. Interested parties should call at least 10 minutes prior to the start of the call to register.

    Forward-Looking Statements

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our statement regarding continued growth in our core businesses and our expectations regarding our acquisition of Pet's Choice. Among the important factors that could cause actual results to differ are: a material adverse change in our financial condition or operations; the ability to successfully integrate the Pet's Choice animal hospitals and achieve all of the expected operating synergies; the rate of our laboratory internal revenue growth and animal hospital same-store revenue growth; the level of direct costs and our ability to maintain revenue at a level necessary to maintain expected operating margins; the level of selling, general and administrative costs; the effects of competition; any impairment in the carrying value of our goodwill; the effects of our recent acquisitions and our ability to effectively manage our growth; changes in prevailing interest rates; our ability to service our debt; and general economic conditions. These and other risk factors are discussed in our periodic reports filed with the SEC, including our Report on Form 10-K for the year ended December 31, 2004 and our periodic Report on Form 10-Q for the quarter ended June 30, 2005, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.
    We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, and we supply ultrasound and digital radiography equipment to the veterinary industry.


                           VCA Antech, Inc.
                Consolidated Statements of Operations
   For the Three and Nine Months Ended September 30, 2005 and 2004
         (Unaudited - In Thousands, Except Per Share Amounts)

                                  Three Months         Nine Months
                               Ended September 30, Ended September 30,
                               ------------------- -------------------
                                  2005     2004      2005      2004
                               ---------- -------- --------- ---------

Revenue:
Laboratory                       $56,555  $50,685  $168,271  $151,818
Animal hospital                  167,815  136,399   449,128   355,739
Medical technology                10,595        -    20,437         -
Intercompany                      (5,723)  (3,732)  (15,147)   (9,908)
                               ---------- -------- --------- ---------
                                 229,242  183,352   622,689   497,649
                               ---------- -------- --------- ---------
                                                          -
Direct costs                     166,598  133,571   448,783   358,304

Gross profit:
Laboratory                        25,077   22,215    76,324    67,650
Animal hospital                   34,244   27,566    91,796    71,695
Medical technology                 3,714        -     6,411         -
Intercompany                        (391)       -      (625)        -
                               ---------- -------- --------- ---------
                                  62,644   49,781   173,906   139,345
                               ---------- -------- --------- ---------

Selling, general and
 administrative:
Laboratory                         3,636    3,136    10,347     9,499
Animal hospital                    4,072    3,423    11,582     9,227
Medical technology                 2,806        -     6,295         -
Corporate                          7,880    6,478    19,719    14,777
                               ---------- -------- --------- ---------
                                  18,394   13,037    47,943    33,503
                               ---------- -------- --------- ---------

Loss (gain) on sale of assets        115      (12)       27        54
                               ---------- -------- --------- ---------

Operating income                  44,135   36,756   125,936   105,788

Interest expense, net              6,034    6,629    18,782    18,712
Other (income) expense              (130)      (9)        1      (185)
Minority interest expense            778      746     2,309     1,917
Debt retirement costs                  -        -    19,282       810
                               ---------- -------- --------- ---------
Income before provision for
   income taxes                   37,453   29,390    85,562    84,534
Provision for income taxes        15,196   12,046    34,797    34,279
                               ---------- -------- --------- ---------
Net income                       $22,257  $17,344   $50,765   $50,255
                               ========== ======== ========= =========

Diluted earnings per common
 share                             $0.26    $0.21     $0.61     $0.60
                               ========== ======== ========= =========
Shares used for computing
 diluted
earnings per common share         84,019   83,455    83,818    83,300
                               ========== ======== ========= =========

                           VCA Antech, Inc.
                     Supplemental Operating Data
   For the Three and Nine Months Ended September 30, 2005 and 2004
         (Unaudited - In Thousands, Except Per Share Amounts)


Table #1                          Three Months         Nine Months
Reconciliation of net income   Ended September 30, Ended September 30,
 to adjusted net income        ------------------- -------------------
                                 2005      2004      2005      2004
                               --------- --------- --------- ---------

Net income                      $22,257   $17,344   $50,765   $50,255
Certain significant items:
Debt retirement costs                 -         -    19,282       810
Litigation settlement
 reimbursement                        -         -         -    (1,124)
Related income tax benefit            -         -    (7,765)     (332)
                               --------- --------- --------- ---------
                                      -         -    11,517      (646)
                               --------- --------- --------- ---------
Adjusted net income             $22,257   $17,344   $62,282   $49,609
                               ========= ========= ========= =========


Table #2
Reconciliation of diluted
 earnings per common share
 to adjusted diluted earnings
 per common share

Diluted earnings per common
 share                            $0.26     $0.21     $0.61     $0.60
Certain significant items as
 detailed in Table #1, net
 of income tax benefit                -         -      0.13         -
                               --------- --------- --------- ---------
Adjusted diluted earnings per
common share                      $0.26     $0.21     $0.74     $0.60
                               ========= ========= ========= =========

Shares used for computing
 adjusted diluted earnings
 per common share                84,019    83,455    83,818    83,300
                               ========= ========= ========= =========


Table #3
Reconciliation of operating
 income to adjusted operating
 income and operating margin
 to adjusted operating margin

Revenue                        $229,242  $183,352  $622,689  $497,649
                               ========= ========= ========= =========

Operating income                $44,135   $36,756  $125,936  $105,788
Operating margin                   19.3%     20.0%     20.2%     21.3%
Certain significant items:
Litigation settlement
 reimbursement                        -         -         -    (1,124)
                               --------- --------- --------- ---------
Adjusted operating income       $44,135   $36,756  $125,936  $104,664
                               ========= ========= ========= =========
Adjusted operating margin          19.3%     20.0%     20.2%     21.0%

                           VCA Antech, Inc.
               Supplemental Operating Data - Continued
   For the Three and Nine Months Ended September 30, 2005 and 2004
                      (Unaudited - In Thousands)


                                  Three Months         Nine Months
Table #4                       Ended September 30, Ended September 30,
                               ------------------- -------------------
Depreciation and amortization    2005      2004        2005     2004
                                --------  --------    -------  -------

Depreciation and amortization
 included in direct costs:
Laboratory                     $  1,010  $    809    $ 2,760  $ 2,527
Animal hospital                   3,363     2,682      8,977    7,619
Medical technology                  276         -        832        -
Intercompany                        (20)        -        (36)       -
                                --------  --------    -------  -------
                                  4,629     3,491     12,533   10,146
Depreciation and amortization
 included in selling, general
 and administrative expense:        533       481      1,414    1,261
                                --------  --------    -------  -------
Total depreciation and
 amortization                  $  5,162  $  3,972    $13,947  $11,407
                                ========  ========    =======  =======


            As of September 30, 2005 and December 31, 2004
                      (Unaudited - In Thousands)


Table #5
Selected consolidated balance  September 30,     December 31,
 sheet data                        2005              2004
                               -------------     ------------

Cash                           $      44,501     $     30,964
Accounts receivable, net       $      33,764     $     28,936
Stockholders' equity           $     289,055     $    232,759
Total assets                   $     862,938     $    742,100

Debt:
Revolving credit facility      $           -     $          -
Senior term notes                    437,713          223,313
9.875% senior subordinated
 notes                                     -          170,000
Other debt                            16,367            3,576
                               -------------     ------------
Total debt                     $     454,080     $    396,889
                               =============     ============

                          VCA Antech, Inc.
               Supplemental Operating Data - Continued
        For the Nine Months Ended September 30, 2005 and 2004
                     (Unaudited - In Thousands)


                                                 For the Nine Months
Table #6                                         Ended September 30,
                                                 --------------------
Selected cash flow and expense data                 2005      2004
                                                 ----------- --------

Net cash provided by operating activities           $91,214  $71,735
Rent expense                                        $20,204  $15,272
Capital expenditures                                $22,725  $16,035




    CONTACT: VCA Antech, Inc.
             Media contact:
             Tomas Fuller, Chief Financial Officer, 310-571-6505